Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 (AUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Profit or Loss	3

Consolidated Statements of Equity	4

Consolidated Statements of Cash Flows	5-6

Notes to the Consolidated Financial Statements	7-33

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
	Note	2023	2022
		U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$95,092	$94,391
Financial assets at fair value through profit or loss	7	41,609	60,152
Rents and other receivables, net		3,366	3,157
Prepaid expenses and other assets		9,669	5,073
Restricted cash		36,452	20,799
		186,188	183,572

NON-CURRENT ASSETS
Investment properties	5	1,493,587	1,699,963
Property plant and equipment - hotel, net	6	40,634	41,697
Goodwill	10	949	5,436
Investment in unconsolidated joint ventures	12	148,582	161,486
Restricted cash		23,171	40,314
		1,706,923	1,948,896
Total assets		$1,893,111	$2,132,468

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable	8	$163,823	$273,397
Bonds payable	8	107,241	—
Accounts payable and accrued liabilities		28,660	23,999
Due to affiliates	11	9,538	2,976
Other liabilities		19,107	40,906
		328,369	341,278

NON-CURRENT LIABILITIES
Notes payable, net	8	456,439	455,036
Bonds payable, net	8	301,180	316,276
Lease obligation	9	9,177	9,086
Rental security deposits		4,623	4,840
Other liabilities		10,433	—
		781,852	785,238
Total liabilities		1,110,221	1,126,516

EQUITY
Owner's net equity		772,166	993,380
Non-controlling interests		10,724	12,572
Total equity		782,890	1,005,952
Total liabilities and equity		$1,893,111	$2,132,468

The accompanying notes are an integral part of the consolidated financial statements.

March 31, 2024	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

		Year ended December 31,
	Note	2023	2022	2021
		U.S. dollars in thousands
Revenues and other income:
Rental income		$121,974	$112,900	$115,037
Tenant reimbursements		12,309	12,328	12,323
Hotel revenues		9,153	30,749	30,806
Other operating income		2,097	1,892	1,937
Total revenues and other income		145,533	157,869	160,103

Expenses:
Operating, maintenance, and management fees		(50,446)	(46,901)	(45,833)
Real estate taxes and insurance		(28,213)	(21,133)	(20,768)
Hotel expenses		(6,945)	(19,252)	(20,990)
Total expenses		(85,604)	(87,286)	(87,591)
Gross profit		59,929	70,583	72,512

Fair value adjustment of investment properties, net	5	(113,281)	56,913	87,999
Depreciation		(1,263)	(2,212)	(3,102)
Equity in loss of unconsolidated joint ventures, net	12	(43,187)	(19,656)	(17,631)
Asset management fees to affiliates	11	(15,415)	(13,678)	(14,012)
Impairment charges on goodwill		(4,487)	(8,098)	(2,808)
Other operating expenses		—	(2,546)	—
General and administrative expenses		(4,932)	(4,100)	(4,777)
Operating (loss) profit		(122,636)	77,206	118,181
Finance income		3,347	233	194
Finance (loss) income from financial assets at fair value through profit or loss		(718)	(46,389)	38,289
Finance expenses, net		(68,216)	(49,253)	(41,422)
Gain (loss) on extinguishment of debt		—	2,367	(4,757)
Foreign currency transaction (loss) gain, net		(18,712)	29,038	(7,445)
Transaction and related costs		—	—	(397)
Net (loss) income before income taxes		$(206,935)	$13,202	$102,643
Income tax provision		(6,576)	(4,924)	—
Net (loss) income		$(213,511)	$8,278	$102,643

Net (loss) income attributable to owner		$(212,214)	$10,304	$106,863
Net loss attributable to non-controlling interests		(1,297)	(2,026)	(4,220)
Net (loss) income		$(213,511)	$8,278	$102,643
Total comprehensive (loss) income		$(213,511)	$8,278	$102,643

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	U.S. dollars in thousands
Balance at January 1, 2021	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647
Net income (loss)	—	106,863	—	106,863	(4,220)	102,643
Total comprehensive income (loss)	—	106,863	—	106,863	(4,220)	102,643
Distribution to Owner	—	(30,000)	—	(30,000)	—	(30,000)
Non-controlling interests contributions	—	—	—	—	183	183
Non-controlling interests buyout	—	—	1,443	1,443	(5,264)	(3,821)
Balance at December 31, 2021	693,554	271,448	43,074	1,008,076	26,576	1,034,652
Net income (loss)	—	10,304	—	10,304	(2,026)	8,278
Total comprehensive income (loss)	—	10,304	—	10,304	(2,026)	8,278
Distributions to Owner	—	(25,000)	—	(25,000)	—	(25,000)
Reclassification of redeemable non-controlling interest to liability	—	—	—	—	(6,687)	(6,687)
Non-controlling interests contributions	—	—	—	—	1,569	1,569
Non-controlling interests distribution	—	—	—	—	(6,860)	(6,860)
Balance at December 31, 2022	693,554	256,752	43,074	993,380	12,572	1,005,952
Net loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Total comprehensive loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Distributions to Owner	—	(9,000)	—	(9,000)	—	(9,000)
Non-controlling interests contributions	—	—	—	—	543	543
Non-controlling interests distributions	—	—	—	—	(1,094)	(1,094)
Balance at December 31, 2023	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022	2021
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net (loss) income	$(213,511)	$8,278	$102,643
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in loss of unconsolidated joint ventures, net	43,187	19,656	17,631
Fair value adjustment on investment properties, net	113,281	(56,913)	(87,999)
Depreciation	1,263	2,212	3,102
Impairment charges on goodwill	4,487	8,098	2,808
Other operating expenses	—	2,546	—
Income tax provision	6,576	4,924	—
Transaction and related costs	—	—	397
(Gain) loss on extinguishment of debt	—	(2,367)	4,757
Deferred rent	(176)	(2,758)	(2,230)
Credit loss on financial assets	4,923	2,580	3,317
Finance expenses, net	68,216	49,253	41,422
Finance income	(3,347)	(233)	(194)
Finance loss (income) from financial assets at fair value through profit or loss	718	46,389	(38,289)
Foreign currency transaction loss (gain), net	18,712	(29,038)	7,445
	44,329	52,627	54,810
Changes in assets and liabilities:
Restricted cash	5,107	(25,258)	(885)
Rents and other receivables, net	(5,096)	(2,548)	(80)
Prepaid expenses and other assets	(115)	1,371	(1,068)
Accounts payable and accrued liabilities	(2,175)	(5,211)	(646)
Rental security deposits	(1,868)	596	176
Due to affiliates	6,924	749	(966)
Other liabilities	3,336	(757)	635
Lease incentive additions	—	297	1,014
	6,113	(30,761)	(1,820)
Net cash provided by operating activities	50,442	21,866	52,990
Cash Flows from Investing Activities:
Acquisitions of investment properties	—	(6,691)	(4,818)
Improvements to investment properties	(23,177)	(31,942)	(21,705)
Proceeds from sales of investment properties, net	123,846	62,816	194,711
Taxes paid related to sales of investment properties	(11,500)	—	—
Proceeds from sale of property plant and equipment - hotel	—	88,361	—
Additions to property plant and equipment - hotel	—	(676)	(352)
Cash received upon consolidation of PORT II*)	—	1,473	—
Contributions to unconsolidated joint ventures, net	(30,284)	(23,318)	(10,555)
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	13,946	—	14,439
Purchase of interest rate cap	(1,236)	(556)	(18)
(Payments on) proceeds from foreign currency derivatives, net	(30,209)	—	1,198
Finance income received	3,176	230	193
Dividend income received from financial assets at fair value through profit or loss	4,014	7,762	7,629
Proceeds (funding) for development obligations, net	3,316	(7,934)	(4,427)
Proceeds from (advances to) affiliates, net	—	7,039	(7,039)
Proceeds for capital expenditures	209	3,949	—
Net cash provided by investing activities	52,101	100,513	169,256

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

	Year Ended December 31,
	2023	2022	2021
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from notes and bonds payable	98,502	188,106	358,931
Principal payments on notes and bonds payable	(111,243)	(192,268)	(473,133)
Payments of deferred financing costs	(5,416)	(4,770)	(8,463)
Interest paid	(58,884)	(39,874)	(35,066)
(Distribution) contribution for debt service obligations	(16,640)	(2,500)	943
Payment to redeem Series A Cumulative Convertible Redeemable Preferred Stock	—	(16,934)	—
Noncontrolling interests contributions	543	300	183
Noncontrolling interests distributions	(1,094)	(9,147)	—
Non-controlling interests buyout	—	(6,687)	(3,819)
Distributions to Owner	(7,453)	(25,000)	(41,758)
Proceeds from notes payable from others, net	—	—	2,367
Net cash used in financing activities	(101,685)	(108,774)	(199,815)
Effect of exchange rate changes on cash and cash equivalents	(157)	(2,429)	1,397
Net increase in cash and cash equivalents	701	11,176	23,828
Cash and cash equivalents, beginning of period	94,391	83,215	59,387
Cash and cash equivalents, end of period	$95,092	$94,391	$83,215

Supplemental Disclosure of Noncash Activities:
Accrued development obligations	$11,213	$—	$—
Deposit applied to sale of investment property	$7,528	$—	$—
Accrual improvements to real estate	$4,108	$3,592	$2,660
Distribution payable to Owner	$1,750	$—	$—

Supplemental Disclosure of Cash Activities:
*) Assets and liabilities assumed in connection with the PORT II consolidation:
Investment properties	$—	$135,030	$—
Restricted cash	—	361	—
Prepaid expenses and other assets	—	639	—
Notes payable	—	(82,646)	—
Accounts payable and accrued liabilities	—	(1,030)	—
Other liabilities	—	(1,499)	—
Due to affiliates	—	(148)	—
Non-controlling interest	—	(1,125)	—
Investment in unconsolidated joint venture	—	(51,055)	—
Cash assumed in connection with the PORT II consolidation	$—	$(1,473)	$—

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

Definitions in these financial statements:

The Company	-	Pacific Oak SOR (BVI) Holdings, Ltd. and its subsidiaries

Operating Partnership	-	Pacific Oak Strategic Opportunity Limited Partnership

Subsidiaries	-	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

Unconsolidated joint ventures	-	Companies in which the Company has joint control are accounted for in the consolidated financial statements of the Company using the equity method.

Parent Company	-	Pacific Oak Strategic Opportunity REIT, Inc.

Investees	-	Subsidiaries and unconsolidated joint ventures.

Related parties	-	As defined in IAS 24.

Dollar	-	United States dollar or USD.

The Company was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation, the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership.

The Company operates in the investment real estate segment in the United States, which primarily includes investments in: office complexes, residential homes, and undeveloped land. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of December 31, 2023, the Company owned nine office complexes, encompassing, in the aggregate, approximately 3.2 million rentable square feet and these properties were 68% occupied. In addition, the Company owned one residential home portfolio consisting of 2,182 residential homes and two apartment properties, containing 609 units, which were 93% and 96% occupied, respectively. The Company also owned one hotel property with 196 rooms, four investments in undeveloped land with approximately 581 developable acres, one office/retail development property, three investments in unconsolidated joint ventures and two financial assets at fair value through profit or loss.

Due to rising interest rates, the Company may experience restrictions in liquidity based on certain financial covenant requirements, the Company’s inability to refinance maturing debt in part or in full as it comes due and higher debt service costs and reduced yields relative to cost of debt. If the Company is unable to find alternative credit arrangements or other funding in a high interest environment, the Company’s business needs may not be adequately met. Based on interest rates as of December 31, 2023, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2023, finance expense on the Company’s variable rate debt would increase or decrease by $2.5 million or $4.1 million, respectively.

In addition, tenants and potential tenants of the Company’s properties may be adversely impacted by inflation and rising interest rates, which could negatively impact the Company’s tenants’ ability to pay rent and the demand for the Company’s properties. Such adverse impacts on the Company’s tenants may cause increased vacancies, which may add pressure to lower rents and increase the Company’s expenditures for re-leasing.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION (Cont.)

During the years ended December 31, 2023, 2022 and 2021, the Company declared distributions in the aggregate of $9.0 million, $25.0 million and $30.0 million to the Owner, respectively.

As of December 31, 2023, the Company had a working capital shortfall amounting to $142.2 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company has positive cash flow from operations and intends to refinance or pay down as they come due or issue another bond series and does not anticipate any challenges in refinancing such loans given the relatively low leverage of the Company’s properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. There are no limitations on the Company’s ability to withdraw funds from the Company’s subsidiaries. The Company expects to generate cash flow from additional asset sales in 2024. On January 31, 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels (approximately $106.6 million as of January 31, 2024) in connection with its Series B bonds. In addition, the Company has also agreed to fund expenditures and improvements to the 110 William joint venture of $105.0 million, of which $76.6 million is outstanding as of December 31, 2023. Accordingly, the Company and the board of directors does not view the working capital shortfall as a liquidity problem. Refer to Note 15 for further details.

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.        Basis of presentation of the consolidated financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The consolidated financial statements have been prepared on a cost basis, except for investment properties, financial assets and liabilities (including derivative instruments) and financial assets at fair value through profit and loss, that are presented at fair value and investment in unconsolidated joint ventures, which is presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated.

b.        The operating cycle:

The operating cycle of the Company is one year.

c.        Consolidated financial statements:

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

d.        Investments accounted for using the equity method:

The Company's investment in unconsolidated joint ventures is accounted for using the equity method.

Under the equity method, the investment in the unconsolidated joint venture is presented at cost with the addition of post-acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the unconsolidated joint venture. Gains and losses resulting from transactions between the Company and the associate or the unconsolidated joint venture are eliminated to the extent of the interest in the associate or in the unconsolidated joint venture.

The financial statements of the Company and of the unconsolidated joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the unconsolidated joint venture are uniform and consistent with the policies applied in the financial statements of the Company.

Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate unless the Company guarantees financial support in respect of the associate. For this purpose, the investment includes long-term receivables (such as loans granted) for which settlement is neither planned nor likely to occur in the foreseeable future.

The equity method is applied until the loss of joint control of the unconsolidated joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in an unconsolidated joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or portion of the investment in an unconsolidated joint venture that is classified as held for sale. Any retained interest in this investment which is not classified as held for sale continues to be accounted for using the equity method.

On the date of loss of significant influence or joint control, the Company measures any remaining investment remaining in the unconsolidated joint venture at fair value and recognizes in profit and loss the difference between the fair value of any remaining investment plus any proceeds from the sale of the investment in the associate or the unconsolidated joint venture and the carrying amount of the investment on that date.

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made. Typically, the Company is entitled to preferred distributions until certain return targets are achieved. Once these return targets are achieved, based on a tiered waterfall calculation which may not be reflective of the Company's economic interest in the entity, distributions will be allocated to the Company and the other investor(s).

Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

Joint ventures:

In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method.

e.        Functional currency, presentation currency:

Functional currency and presentation currency:

The functional and presentation currency of the financial statements is the US dollar.

f.        Deposits

Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

Long-term deposits:

Long-term bank deposits primarily consists of lender escrow impounds and funds for future construction obligations.

g.        Revenue recognition:

Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties.

Revenue from rendering of services is recognized over time, during the period the customer simultaneously receives and consumes the benefits provided by the Company's performance. The Company charges its customers based on payment terms agreed upon in specific agreements.

When payments are made before or after the service is performed, the Company recognizes the resulting contract asset or liability.

The specific criteria for revenue recognition which must be fulfilled for the following types of revenues are as follows:

1.Revenues from rental fees are recognized in the financial statements over the rental period.

2.Revenues from hospitality services are recognized in the financial statements as the services are rendered.

2.        Revenues from hotel management fees are recognized in the financial statements on an accrual's basis over the term of the management of the hotel.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

h.        Financial instruments:

Financial liabilities:

Financial liabilities measured at amortized cost

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability.

After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method.

Derecognition of financial liabilities:

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or canceled or expires. A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.

When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial, taking into account qualitative and quantitative information.

If the terms of an existing financial liability are substantially modified or a liability is exchanged for another liability from the same lender with substantially different terms, the modification or exchange is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss.

If the modification in the terms of an existing liability is not substantial or if a liability is exchanged for another liability from the same lender whose terms are not substantially different, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss.

i.        Taxes on income:

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered "pass through" entities.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”). Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation.

j.        Investment properties:

Investment properties are made of property (land or a building or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment properties are measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment properties are included in profit or loss when they arise. Investment properties are not systematically amortized.

In determining the fair value of investment properties, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience, as well as the Advisor. The fair value measurement is classified as Level 3 in the fair value hierarchy.

k.        Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

l.        New standards, amendments and interpretations adopted by the Company:

The following amended standards became effective for the Company’s fiscal year ended December 31, 2023, but did not have a material impact on the consolidated financial statements of the Company:

•Amendments to IAS 1 and IFRS Practice Statement 2 - Disclosure of Accounting Policies. As a result of the adoption of this amendment, the Company removed previously disclosed significant accounting policies that are not material.

•Amendments to IAS 8 - Accounting Policies, Changes to Accounting Estimates and Errors. There were no impacts to the Company in regards to the adoption of this amendment, as there were no changes to accounting policies or estimates during the periods presented.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:    SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below

Investment properties

Investment properties that can be reliably measured are presented at fair value at the reporting date. Changes in the fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the suitable discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property.

In determining the fair value of investment properties, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment properties may lead to a change in fair value.

NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION

The standards and interpretations applicable to the Company that are issued, but not yet effective, up to the date of issuance of the Company’s consolidated financial statements are discussed below. The Company has not early adopted these standards and amendments and intends to adopt them, if applicable, when they become effective.

Amendment to IAS 1, "Presentation of Financial Statements":

In January 2020, the IASB issued an amendment to IAS 1, "Presentation of Financial Statements" regarding the criteria for determining the classification of liabilities as current or non-current ("the Original Amendment"). In October 2022, the IASB issued a subsequent amendment ("the Subsequent Amendment").

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION (Cont.)

According to the Subsequent Amendment:

•Only financial covenants with which an entity must comply on or before the reporting date will affect a liability's classification as current or non-current.

•In respect of a liability for which compliance with financial covenants is to be evaluated within twelve months from the reporting date, disclosure is required to enable users of the financial statements to assess the risks related to that liability. The Subsequent Amendment requires disclosure of the carrying amount of the liability, information about the financial covenants, and the facts and circumstances at the end of the reporting period that could result in the conclusion that the entity may have difficulty in complying with the financial covenants.

According to the Original Amendment, the conversion option of a liability affects the classification of the entire liability as current or non-current unless the conversion component is an equity instrument.

The Original Amendment and Subsequent Amendment are both effective for annual periods beginning on or after January 1, 2024 and must be applied retrospectively. Early adoption is permitted.

The above Amendments are not expected to have a material impact on the Company's consolidated financial statements.

Amendments to IAS 7, "Statement of Cash Flows", and IFRS 7, "Financial Instruments: Disclosures":

In May 2023, the IASB issued amendments to IAS 7, "Statement of Cash Flows", and IFRS 7, "Financial Instruments: Disclosures" ("the Amendments") to address the presentation of liabilities and the associated cash flows arising out of supplier finance arrangements, as well as disclosures required for such arrangements.

The disclosure requirements in the Amendments are intended to assist users of financial statements in understanding the effects of supplier finance arrangements on an entity's liabilities, cash flows and exposure to liquidity risk.

The Amendments are effective for annual reporting periods beginning on or after January 1, 2024. Early adoption is permitted but will need to be disclosed.

The Company believes that the Amendments are not expected to have a material impact on its consolidated financial statements.

NOTE 5:    INVESTMENT PROPERTIES

As of December 31, 2023, the Company owned nine office complexes, encompassing, in the aggregate, approximately 3.2 million rentable square feet and these properties were 68% (2022 — 69%) occupied. In addition, the Company owned one residential home portfolio consisting of 2,182 residential homes and two apartment properties, containing 609 units, which were 93% (2022 — 94%)and 96% (2022 — 95%) occupied, respectively. The Company also owned four investments in undeveloped land with approximately 581 developable acres and one office/retail development property.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:    INVESTMENT PROPERTIES (Cont.)

The following table provides summary information regarding the Company's investment properties as of December 31, 2023 and 2022 (in thousands):

	Date Acquired or Foreclosed on				Fair Value as of December 31,		Ownership %
Property		City	State	Property Type	2023	2022
Richardson Office	11/23/2011	Richardson	TX	Office	39,155	47,900	100.0%
Park Centre	03/28/2013	Austin	TX	Office	33,245	36,200	100.0%
Crown Pointe	02/14/2017	Dunwoody	GA	Office	84,973	89,300	100.0%
The Marq	03/01/2018	Minneapolis	MN	Office	97,706	101,900	100.0%
Eight & Nine Corporate Centre	06/08/2018	Franklin	TN	Office	72,540	76,200	100.0%
Georgia 400 Center	05/23/2019	Alpharetta	GA	Office	78,259	87,400	100.0%
Lincoln Court	10/05/2020	Campbell	CA	Office	45,125	49,900	100.0%
Oakland City Center	10/05/2020	Oakland	CA	Office	117,278	172,200	100.0%
Madison Square (1)	10/05/2020	Phoenix	AZ	Office	40,574	33,100	90.0%
Residential Homes Portfolio (2)	Various	Various	Various	Residential Homes	406,211	435,437	100.0%
1180 Raymond	08/20/2013	Newark	NJ	Apartment	63,338	62,111	100.0%
Lofts at NoHo Commons	10/05/2020	North Hollywood	CA	Apartment	111,756	119,137	90.0%
Richardson Land I	11/23/2011	Richardson	TX	Undeveloped Land	7,520	7,580	100.0%
Richardson Land II	09/14/2014	Richardson	TX	Undeveloped Land	13,670	12,500	100.0%
Park Highlands I (3)(4)	12/30/2011	North Las Vegas	NV	Undeveloped Land	202,412	237,254	100.0%
Park Highlands II (3)(4)	12/30/2013	North Las Vegas	NV	Undeveloped Land	49,625	91,246	100.0%
210 West 31st Street	10/05/2020	New York	NY	Office/Retail	30,200	40,598	80.0%
					$1,493,587	$1,699,963
_____________________
(1) In May 2023, the Company, sold a vacant building within the Madison Square complex ("Madison Square School") to an unaffiliated third party for $6.4 million, before closing costs and credits. The book value of the Madison Square School as of the disposition date was $2.4 million and the sale resulted in a $3.6 million gain recorded as a fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.
(2) During the year ended December 31, 2023, the Company sold 274 residential homes for $37.2 million, before closing costs and credits. In connection with the sales, the Company repaid $17.6 million, a portion of the outstanding principal balance due under secured mortgage loans.
(3) In February 2023, the Company, through a taxable REIT subsidiary, sold approximately 71 developable acres of Park Highlands undeveloped land for an aggregate sales price of approximately $40.1 million, excluding future development costs, closing costs and credits. As a result of this sale, the Company recognized an income tax provision of $3.7 million recorded as income tax provision in the accompanying consolidated statements of profit or loss.
(4) In October 2023, the Company, through a taxable REIT subsidiary, sold approximately 115 developable acres of Park Highlands undeveloped land for an aggregate sales price of approximately $57.4 million, excluding future development costs, closing costs and credits. As a result of this sale, the Company recognized an income tax provision of $3.3 million recorded as income tax provision in the accompanying consolidated statements of profit or loss. The land was not encumbered by the Series C Bonds.

The following are the movements in the investment properties:

	2023	2022
Balance as of January 1	$1,699,963	$1,524,989
Acquisitions	—	141,854
Improvements	27,589	28,515
Lease incentives, net	2,049	2,283
Lease commission costs	844	4,853
Disposals	(123,577)	(59,444)
Fair value adjustments, net	(113,281)	56,913
Balance as of December 31	$1,493,587	$1,699,963

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:    INVESTMENT PROPERTIES (Cont.)

Operating Leases:

Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2023, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 16.7 years with a weighted-average remaining term of 3.3 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts.

During the years ended December 31, 2023, 2022 and 2021, the Company recognized deferred rent from tenants of $0.2 million, $2.8 million and $2.1 million, respectively, net of lease incentive amortization. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

As of December 31, 2023 and 2022 the future minimum rental income from the Company's office complexes, under non-cancelable operating leases was as follows (in thousands):

	December 31,
	2023	2022
2024	$59,242	$61,327
2025	52,291	58,093
2026	39,590	47,651
2027	31,985	33,929
2028	25,035	26,146
Thereafter	48,942	57,434
	$257,085	$284,580

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:    PROPERTY PLANT AND EQUIPMENT - HOTEL, NET

Property, plant and equipment are measured at cost, including directly attributable costs, less accumulated depreciation, accumulated impairment losses and any related investment grants and excluding day-to-day servicing expenses.

As of December 31, 2023, the Company owned one hotel property (90% ownership). The following is a hotel reconciliation for the years ended December 31, 2021, 2022 and 2023 (in thousands):

	Land	Building and Improvements	Total Cost	Accumulated Depreciation	Hotel, Net
Balance, January 1, 2021	$33,152	$103,942	$137,094	$(832)	$136,262
Additions	—	352	352	(3,102)	(2,750)
Balance, December 31, 2021	$33,152	$104,294	$137,446	$(3,934)	$133,512
Additions	—	676	676	(2,212)	(1,536)
Disposition	(30,483)	(63,165)	(93,648)	3,369	(90,279)
Balance, December 31, 2022	$2,669	$41,805	$44,474	$(2,777)	$41,697
Additions	—	200	200	(1,263)	(1,063)
Balance, December 31, 2023	$2,669	$42,005	$44,674	$(4,040)	$40,634

NOTE 7:    FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

As of December 31, 2023, the Company owned two investments in real estate equity securities. The following table sets forth the number of shares owned by the Company and the related carrying value of the shares (in thousands) as of December 31, 2023 and 2022:

	December 31, 2023		December 31, 2022
Real Estate Equity Security	Number of Shares Owned	Total Carrying Value	Number of Shares Owned	Total Carrying Value
Keppel Pacific Oak US REIT	64,165,352	$24,062	64,165,352	$29,516
Franklin Street Properties Corp.	6,854,331	17,547	6,915,089	18,878
Plymouth Industrial REIT, Inc.	—	—	613,085	11,758
	71,019,683	$41,609	71,693,526	$60,152

The Company's investments in real estate equity securities are recorded as financial assets at fair value through profit or loss in the accompanying consolidated statements of financial position as the Company intends to hold the securities for the purpose of collecting dividend income and cash management purposes. These investments are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Realized and unrealized gains or losses and dividends are recorded in finance income or loss from financial assets at fair value through profit or loss in the accompanying consolidated statements of profit or loss. In addition, dividends from investments in equity instruments are recognized in profit or loss when the right to receive the dividends is established.

During the years ended December 31, 2023, 2022 and 2021, the Company recognized $3.9 million $5.6 million, and $9.7 million, respectively, of dividend income from real estate equity securities, included in finance (loss) income from financial assets at fair value through profit or loss.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:    NOTES AND BONDS PAYABLE

As of December 31, 2023 and 2022, the Company's notes and bonds payable consisted of the following (in thousands):

	Book Value as of December 31, 2023	Book Value as of December 31, 2022	Contractual Interest Rate as of December 31, 2023 (1)	Interest Rate at December 31, 2023 (1)	Payment Type (2)	Maturity Date (3)
Richardson Office Mortgage Loan	$12,208	$18,844	SOFR + 3.50%	8.84%	Principal & Interest	11/1/2024 (11)
Series B Bonds (4)	321,724	331,213	3.93%	3.93%	(4)	01/31/2026
Series C Bonds (4)	99,461	—	9.00%	9.00%	(4)	06/30/2026
Crown Pointe Mortgage Loan	54,738	53,758	SOFR + 2.30%	7.64%	Interest Only	04/01/2025
Georgia 400 Center Mortgage Loan (5)	40,184	44,129	SOFR + 1.55%	6.89%	Interest Only	5/22/2024 (11)
PORT Mortgage Loan 1	34,967	51,302	4.74%	4.74%	Interest Only	10/01/2025
PORT Mortgage Loan 2	10,523	10,523	4.72%	4.72%	Interest Only	03/01/2026
PORT MetLife Loan	59,091	60,000	3.90%	3.90%	Interest Only	04/10/2026
PORT II Metlife Loan	93,388	93,701	3.99%	3.99%	Interest Only	04/10/2026
Q&C Hotel Mortgage Loan	24,579	24,784	SOFR + 3.50%	8.84%	Principal & Interest	1/31/2024 (5)(11)
Lincoln Court Mortgage Loan (6)	33,310	35,314	SOFR + 3.25%	8.59%	Interest Only	08/07/2025
Lofts at NoHo Commons Mortgage Loan	68,451	71,536	SOFR + 2.18% (7)	7.52%	Interest Only	09/9/2024 (11)
Madison Square Mortgage Loan	17,962	17,964	4.63%	4.63%	Interest Only	10/7/2024 (12)
Four Pack Mortgage Loan (8)	175,235	—	BSBY + 2.75%	8.18%	Principal & Interest	09/01/2026
Oakland City Center Mortgage Loan (8)	—	87,000	(8)	(8)	(8)	(8)
Park Centre Mortgage Loan (8)	—	26,233	(8)	(8)	(8)	(8)
1180 Raymond Mortgage Loan (8)	—	31,070	(8)	(8)	(8)	(8)
The Marq Mortgage Loan (8)	—	60,796	(8)	(8)	(8)	(8)
Eight & Nine Corporate Centre Mortgage Loan (9)	—	47,945	(9)	(9)	(9)	(9)
Total Notes and Bonds Payable principal outstanding	1,045,821	1,066,112
Deferred financing costs and debt discount and premium, net (10)	(17,138)	(21,403)
Total Notes and Bonds Payable, net	$1,028,683	$1,044,709
_____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2023. The interest rate is calculated as the actual interest rate in effect as of December 31, 2023 (consisting of the contractual interest rate and contractual floor rates), using interest rate indices such as Secured Overnight Financing Rate (“SOFR”) or Bloomberg Short Term Bank Yield (“BSBY”) as of December 31, 2023, where applicable.
(2) Represents the payment type required under the loan as of December 31, 2023. Certain future monthly payments due under this loan also include amortizing principal payments.
(3) Represents the initial maturity date or the maturity date as extended as of December 31, 2023; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown. For more information of the Company’s contractual obligations under its notes and bonds payable, see five-year maturity table below.
(4) See “Israeli Bonds Financing” below.
(5) Subsequent to December 31, 2023, the Company extended the maturity date of this mortgage loan to April 30, 2024.
(6) The Company’s notes and bonds payable are generally non-recourse. These mortgage loans have guarantees over certain balances whereby the Company would be required to make guaranteed payments in the event that the Company turned the investment property over to the lender. As of December 31, 2023, the guaranteed amount in the aggregate was $22.8 million.
(7) The variable rate is at the higher of one-month SOFR or 1.75%, plus 2.18%.
(8) The Company refinanced and consolidated four of its mortgage loans into one loan (the “Four Pack Mortgage Loan”) and is cross-collateralized by the associated investment properties: Park Centre, 1180 Raymond, The Marq, and Oakland City Center. The Four Pack Mortgage Loan has an initial maturity of September 1, 2026 with two 1-year extension options, monthly amortization payments of $0.7 million and a $10.0 million paydown due December 1, 2024. The Company made a principal paydown of $10.0 million on the Four Park Mortgage Loan on December 1, 2023.
(9) This loan was repaid during the year ended December 31, 2023. Subsequent to December 31, 2023, the Company obtained a new mortgage loan on this property. Refer to Note 15 for further discussion.
(10) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable.
(11) These loans, including available extension options are due within the next 12 months as of December 31, 2023 and their principal balances were classified as current liabilities in the accompanying consolidated statement of financial position.
(12) This loan has exercisable extension options that extends the maturity date past the next 12 months as of December 31, 2023 and the principal balance was classified as long-term liabilities in the accompanying consolidated statement of financial position.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:    NOTES AND BONDS PAYABLE (Cont.)

During the years ended December 31, 2023, 2022 and 2021, the Company incurred $68.2 million,$48.1 million, and $40.5 million of finance expense, respectively. Included in finance expense for the years ended December 31, 2023, 2022 and 2021, was $9.6 million, $8.5 million, and $5.8 million, respectively of amortization of deferred financing costs and debt discount and premium, net. Additionally, during the years ended December 31, 2023, 2022 and 2021 and, the Company capitalized $3.7 million, $2.5 million, and $2.1 million of finance expenses, respectively, to its investments in undeveloped land.

As of December 31, 2023 and 2022, the Company’s interest payable was $9.0 million and $9.1 million, respectively.

The following is a schedule of fully extended maturities, including principal amortization payments, for all notes and bonds payable outstanding as of December 31, 2023 and 2022 (in thousands):

	December 31
	2023	2022

2024	$271,064	$273,397
2025	150,607	249,345
2026	369,703	161,708
2027	54,738	274,629
2028	181,746	53,758
Thereafter	17,963	53,275
	$1,045,821	$1,066,112

The following is a schedule of fully extended maturities, including principal amortization payments and interest payments based on undiscounted amounts, for all notes and bonds payable outstanding as of December 31, 2023 and 2022 (in thousands):

	December 31
	2023	2022
2024	$321,480	$321,497
2025	193,754	275,291
2026	398,331	177,955
2027	73,811	282,703
2028	194,280	58,142
Thereafter	18,586	57,115
	$1,200,242	$1,172,703

The Company's notes and bonds payable contain financial debt covenants such as minimum net worth, leverage ratio, unencumbered liquid assets, debt service coverage ratio, liquid assets and debt yield. As of December 31, 2023, the Company was in compliance with all of these debt covenants with the exception that the Georgia 400 Center Mortgage Loan, Q&C Hotel Mortgage Loan, Madison Square Mortgage Loan, and Lincoln Court Mortgage Loan were not in compliance with the debt service coverage requirement. As a result of such non-compliance, the Company is required to provide a cash sweep for the Georgia 400 Center Mortgage Loan and Lincoln Court Mortgage Loan, the Madison Square Mortgage Loan is at-risk of a cash deposit or principal paydown of $0.7 million. Additionally, as of the date of the approval of the financial statements, the Company was actively negotiating extension terms with the lender of the Q&C Hotel Mortgage Loan.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:    NOTES AND BONDS PAYABLE (Cont.)

Israeli Bonds Financing

In July 2023, the Company issued 340.3 million Israeli new Shekels of Series C bonds (the “Series C Bonds”) to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The Company issued additional Series C Bonds subsequent to the initial issuance and as of December 31, 2023, 360.0 million Israeli new Shekels (approximately $99.5 million as of December 31, 2023) were outstanding. The Series C Bonds have an equal level of security, pari passu, amongst themselves and between them and the initial Series C Bonds without any right of precedence or preference between any of them. The Series C Bonds mature on June 30, 2026 and are collateralized by real estate held for investment (specified lands in Park Highlands and Richardson).

In February 2020, the Company issued 254.1 million Israeli new Shekels of Series B bonds (the “Series B Bonds”) to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Bonds have principal installment payments equal to 33.33% of the face amount of the Series B Bonds on January 31st of each year from 2024 to 2026. The Company issued additional Series B Bonds subsequent to the initial issuance and as of December 31, 2023, 1.2 billion Israeli new Shekels (approximately $321.7 million as of December 31, 2023) were outstanding. The additional Series B Bonds have an equal level of security, pari passu, amongst themselves and between them and the initial Series B Bonds without any right of precedence or preference between any of them. Subsequent to December 31, 2023, the Company made the first Series B Bonds installment payment. See Note 15 for further discussion.

The deeds of trust that governs the terms of the Series B and C Bonds contain various financial covenants. As of December 31, 2023, the Company was in compliance with all of these financial debt covenants.

The Series B Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2023, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2023 was $772.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; (iii) the Adjusted NOI was $69.3 million for the trailing twelve months ended December 31, 2023; and (iv) the consolidated scope of projects was $0 as of December 31, 2023.

The Series C Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of December 31, 2023, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2023 was $772.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; (iii) and the Loan to Collateral Ratio as of December 31, 2023 was 48%.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:    NOTES AND BONDS PAYABLE (Cont.)

Below is a table showing the changes in notes and bonds payable arising from financing activities for the years ended December 31, 2023 and 2022:

	January 1, 2023	Cash Flows	Foreign Exchange Movement	Other (1)	December 31, 2023
Current notes payable	$273,396	$(111,243)	$—	$1,670	$163,823
Current bonds	—	—	(3,163)	110,404	107,241
Non-current notes payable	461,503	980	—	(1,670)	460,813
Non-current bonds	331,213	97,522	(4,387)	(110,404)	313,944
	$1,066,112	$(12,741)	$(7,550)	$—	$1,045,821

	January 1, 2022	Cash Flows	Foreign Exchange Movement	Other (1)	December 31, 2022
Current notes payable	$214,311	$54,749	$—	$4,336	$273,396
Current bonds	—	—	—	—	—
Non-current notes payable	529,202	(154,199)	—	86,500	461,503
Non-current bonds	271,978	95,288	(36,053)	—	331,213
	$1,015,491	$(4,162)	$(36,053)	$90,836	$1,066,112
_____________________
(1) This column includes the effect of reclassification of non-current and current notes and bonds payable for both of the years ended December 31, 2023 and 2022

NOTE 9:    LEASE OBLIGATION

As of December 31, 2023 and 2022, the Company's finance lease for 210 West 31st Street is included in the accompanying consolidated statements of financial position as follows:

	December 31,
	2023	2022
Right-of-use asset (included in investment properties, in thousands)	$6,391	$7,281
Lease obligation (in thousands)	9,537	9,446

Remaining lease term	90.0 years	91.0 years
Discount rate	4.8%	4.8%

As of December 31, 2023, the Company had a leasehold interest expiring on 2114. Future minimum lease payments owed by the Company under the finance lease as of December 31, 2023 are as follows (in thousands):

2024	$360
2025	393
2026	396
2027	396
2028	396
Thereafter	51,375
Total expected minimum lease obligations	53,316
Less: Amount representing interest (1)	(43,779)
Present value of net minimum lease obligations	$9,537
_____________________
(1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:    FAIR VALUE DISCLOSURES

The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value:

a.    Notes and bonds payable: The fair values of the Company's notes payable are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs. The Company’s bonds issued in Israel are publicly traded on the Tel-Aviv Stock Exchange. The Company used the quoted price as of December 31, 2023 for the fair value of its bonds issued in Israel. The Company classifies this input as a Level 1 input.

b.    Derivative instruments: The Company’s derivative instruments are presented at fair value in the accompanying consolidated statements of financial position. The valuation of these instruments is determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs.

c.    Financial assets at fair value through profit and loss: The Company's real estate equity securities are presented at fair value in the accompanying consolidated statements of financial position. The fair value of the Company's real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies these inputs as Level 1 inputs.

The following were the face values, carrying amounts and fair values of the Company's financial liabilities as of December 31, 2023 and 2022, which carrying amounts do not approximate the fair values (in thousands):

	December 31, 2023			December 31, 2022
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial liabilities:
Notes payable	$624,636	$620,262	$611,725	$734,899	$728,433	$716,813
Series B Bonds	$321,724	$312,458	$296,380	$331,213	$316,276	$304,758
Series C Bonds	$99,461	$95,963	$102,664	$—	$—	$—

Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:    FAIR VALUE DISCLOSURES (Cont.)

As of December 31, 2023, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,493,587	$—	$—	$1,493,587
Financial assets at fair value through profit or loss	$41,609	$41,609	$—	$—
Asset derivative - interest rate caps	$1,235	$—	$1,235	$—
Asset derivative - foreign currency collars	$3,655	$—	$3,655	$—

As of December 31, 2022, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,699,963	$—	$—	$1,699,963
Financial assets at fair value through profit or loss	$60,152	$60,152	$—	$—
Asset derivative - interest rate caps	$2,267	$—	$2,267	$—
Liability derivative - foreign currency collars	$3,115	$—	$3,115	$—

Investment properties are stated at fair value which has been determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions.

The fair value measurement is classified as Level 3 in the fair value hierarchy.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:    FAIR VALUE DISCLOSURES (Cont.)

Goodwill Impairment:

Goodwill is not amortized and is tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Events or changes in circumstances that could trigger an impairment review includes: a significant adverse change in business climate, significant changes in the manner of the Company’s use of the acquired assets, significant negative industry or economic trends, or significant underperformance relative to expected historical or projected future results of operations. During the years ended December 31, 2023, 2022 and 2021 the Company recorded impairment charges on goodwill of $4.5 million, $8.1 million and $2.8 million, respectively, due to decreases in the fair value of the Company’s investment properties.

Significant assumptions (based on weighted averages, except for land) used in the valuations are presented below:

	December 31,
	2023	2022
Investment properties:

Strategic Opportunistic - Income Producing Properties
Average rent per square foot	$23.4	$28.8
Terminal capitalization rate	6.8%	6.6%
Discount rate	8.0%	7.8%
Vacancy	5 - 10%	5 - 10%

Strategic Opportunistic - Land
Fair value per acre (in thousands)	458-690	500-690

Residential Homes
Capitalization rate	4.4%	3.9%

The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties (in thousands):

	December 31,
	2023		2022
	Increase (Decrease) on the Fair Value due to
	Decrease of 25 basis	Increase of 25 basis	Decrease of 25 basis	Increase of 25 basis
Investment properties:
Strategic Opportunistic
Terminal capitalization rates	$36,301	$(33,086)	$24,133	$(18,698)

Residential Homes
Capitalization rates	24,522	(21,880)	27,613	(24,505)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:    FAIR VALUE DISCLOSURES (Cont.)

Notes and Bonds Payable Sensitivity Analysis:

As of December 31, 2023, the Company was exposed to market risks related to fluctuations in interest rates on 408.7 million of variable rate debt outstanding. As of December 31, 2023, the Company had interest rate caps that reference benchmark rates with a notional amount of $153.5 million. Based on interest rates as of December 31, 2023, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2023, finance expense on the Company’s variable rate debt would increase by $2.5 million or decrease by $4.1 million, respectively.

Foreign Currency Analysis:

As of December 31, 2023, the Company held 67.7 million Israeli new Shekels ($18.7 million) and 91.5 million Israeli new Shekels ($25.3 million) in cash and restricted cash, respectively. In addition, as of December 31, 2023, the Company had bonds outstanding and the related interest payable in the amounts of 1.5 billion Israeli new Shekels ($421.2 million) and 19.2 million Israeli new Shekels ($5.3 million), respectively. Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Based solely on the remeasurement for the year ended December 31, 2023, if foreign currency exchange rates were to increase or decrease by 10%, the Company’s net income would increase or decrease by approximately $35.1 million and $43.0 million, respectively, for the same period.

NOTE 11:    RELATED PARTY TRANSACTIONS

Pacific Oak Capital Advisors, LLC

The Parent Company has entered into an advisory agreement with Pacific Oak Capital Advisors, LLC (the “Advisor”). Pursuant to the advisory agreement, the Advisor conducts the Parent Company's operations and manages its portfolio of investments (excluding residential homes), which investments the Parent Company holds indirectly through the Company. The Parent Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following: (1) an acquisition fee equal to 1.0% of the cost of investments acquired, or the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments; (2) a monthly asset management fee equal to one-twelfth of 1.0% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation; and (3) a disposition fee of 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees exceed 6.0% of the contract sales price. The advisory agreement is effective November 1, 2023 through November 1, 2024; however, the Parent Company or the Advisor may terminate the advisory agreement without cause or penalty upon providing 60 days’ written notice. The previous advisory agreement had similar terms to the current advisory agreement, with the exception of monthly asset management fee equal to one-twelfth of 0.75%.

Concurrent with the placement of the bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, an agreement between the Company and the Parent Company came into effect which constitute a back to back agreement to the advisory agreement.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:    RELATED PARTY TRANSACTIONS (Cont.)

Pacific Oak Residential Advisors, LLC

Effective September 1, 2022, the Company entered into an advisory agreement with Pacific Oak Residential Advisors, LLC (“PORA”) (the “PORT Advisory Agreement”) pursuant to which PORA will act as a product specialist with respect to the Company’s residential homes portfolio, held through a wholly owned subsidiary. The PORT Advisory Agreement has an initial two-year term and may be renewed for additional one-year terms. Pursuant to the PORT Advisory Agreement, the Company will pay PORA: (1) an acquisition fee equal to 1.0% of the cost of each asset which consists of the price paid for the asset plus any amounts funded or budgeted at the time of acquisition for capital expenditures; and (2) a quarterly asset management fee equal to 0.25% (1.0% annually) on the aggregate value of the Company’s residential homes portfolio assets, as determined in accordance with the Company’s valuation guidelines, as of the end of each quarter. In the case of investments made through an unconsolidated joint venture, the acquisition fee will be based on the Company’s proportionate share of the unconsolidated joint venture. For substantial assistance in connection with the sale of properties or other investments related to the Company’s residential homes portfolio, the Company also pays PORA or its affiliates 1.0% of the contract sales price with a limit to not exceed commission paid to unaffiliated third parties.

DMH Realty, LLC

Effective September 1, 2022, the Company entered into a property management agreement with DMH Realty, LLC (“DMH Realty”), an affiliate of PORA and the Advisor (the “PORT Property Management Agreement”) for the Company’s residential homes portfolio. The PORT Property Management Agreement has an initial two-year term and may be renewed for additional one-year terms. Pursuant to the PORT Property Management Agreement, the Company will pay DMH Realty a property management fee equal to the following: (a) 8% of Collected Rental Revenues, as defined below, up to $50.0 million per annum; (b) 7% of Collected Rental Revenues in excess of $50.0 million per annum, but less than or equal to $75.0 million per annum; and (c) 6% of Collected Rental Revenues in excess of $75.0 million per annum, “Collected Rental Revenues” means the amount of rental revenue actually collected for each property per the terms of the lease pertaining to each property (including lease breakage fees) or pursuant to any early termination buyouts, but excluding other income items, fees or revenue collected by DMH Realty, including but not limited to: application fees, insufficient funds fees, late fees, move-in fees, pet fees, and security deposits (except to the extent applied to rent per the terms of the lease pertaining to any property).

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:    RELATED PARTY TRANSACTIONS (Cont.)

Pacific Oak Capital Markets, LLC

On September 9, 2022, the Company, commenced a private offering of up to $500 million of common stock in a primary offering and up to $50 million of common stock under its distribution reinvestment plan (the “Private Offering”). PORT engaged Pacific Oak Capital Markets, LLC (“POCM”), an affiliate of the Advisor, PORA and DHM Realty, to be the dealer manager for the Private Offering, pursuant to a dealer manager agreement effective as of September 9, 2022 (the “PORT Dealer Manager Agreement”). Pursuant to the PORT Dealer Manager Agreement, with respect to Class A shares, PORT will generally pay POCM: (1) selling commissions equal to up to 6.0% of the net asset value (“NAV”) of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 1.5% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 1.5% of the NAV of each share sold in the primary offering. With respect to Class T shares, PORT will generally pay POCM: (1) selling commissions equal to up to 3.0% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 0.75% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 0.75% of the NAV of each share sold in the primary offering. PORT will not pay any selling commissions, dealer manager or placement agent fees in connection with the sale of shares under the distribution reinvestment plan. The Advisor is the sponsor for the Private Offering and as the sponsor, they will incur reimbursable organization and offering costs on behalf of PORT. PORT will incur an organization and offering expense fee equal to 0.5% of the NAV of each share sold in the Private Offering to help fund the reimbursement to the sponsor. The Private Offering will terminate on or before the earlier of December 31, 2024, unless extended or the date on which all of the primary offering shares are sold. As of December 31, 2023, no fees were incurred related to this arrangement with POCM.

Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company (in thousands).

	Year Ended December 31, 2023
	2023	2022	2021
Expensed
Asset management fees	$15,415	$13,678	$14,012
Property management fees (1)	2,883	1,267	479
Disposition fees (2)	1,255	1,294	1,196
Capitalized
Acquisition fees on investment properties (3)	—	67	20
Reimbursable offering costs (4)	894	—	—
	$20,447	$16,306	$15,707
_____________________
(1)Property management fees related to DMH Realty are recorded as operating, maintenance, and management expenses in the accompanying consolidated statements of profit or loss.
(2)Disposition fees with respect to real estate sold are included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.
(3)Acquisition fees associated with asset acquisitions are capitalized, while costs associated with business combinations are expensed as incurred.
(4)Reimbursable offering costs to the Advisor related to the Private Offering are capitalized and recorded as prepaid expenses and other assets in the Company’s consolidated statements of financial position.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

As of December 31, 2023 and 2022, the Company’s investment in unconsolidated joint ventures were composed of the following:

	Properties as of December 31, 2023			December 31,
Joint Venture		Location	Ownership %	2023		2022
110 William Joint Venture (1)	1	New York, New York	(1)	$112,514	(1)	$47,574
353 Sacramento Joint Venture	1	San Francisco, California	55.0%	—		77,147
Pacific Oak Opportunity Zone Fund I	4	Various	46.0%	36,068		36,765
				$148,582		$161,486
_____________________
(1)See “Debt and Equity Restructuring”, below.

The equity in net loss of unconsolidated joint ventures for the years ended December 31, 2023, 2022 and 2021 was as follows:

	Year ended December 31,
	2023	2022	2021
110 William Joint Venture	$33,448	$(39,351)	$(18,591)
353 Sacramento Joint Venture	(75,929)	(8,146)	2,030
Pacific Oak Opportunity Zone Fund I	(706)	9,551	(923)
PORT II OP LP (1)	—	18,290	(147)
Equity in loss of unconsolidated joint ventures	$(43,187)	$(19,656)	$(17,631)
_____________________
(1)    The Company consolidated the investment in PORT II OP LP as of July 1, 2022.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Cont.)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	December 31
	2023	2022
Current assets	$8,911	$12,483
Non-current assets (investment property)	386,670	401,900
Current liabilities (1)	10,514	334,500
Non-current liabilities (2)	248,555	593

Equity	136,512	79,290

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$112,514	$47,574
_____________________
(1)    As of December 31, 2022, current liabilities include: a senior mortgage loan of $212.9 million, bearing interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month SOFR, a mezzanine loan of $83.5 million, bearing interest at a rate of the greater of (a) 6.9% or (b) 950 basis points over one-month SOFR, a supplemental loan of $6.8 million, bearing interest at a rate of 525 basis points over one-month SOFR and a building loan of $28.5 million, bearing interest at a rate of 395 basis points over one-month SOFR. All loans are maturing on April 8, 2023.
(2)    As of December 31, 2023, current liabilities include: a senior mortgage loan of $239.1 million, bearing interest at a rate of the 200 basis points over one-month SOFR and a supplemental loan of $9.6 million, bearing interest at a rate of 300 basis points over one-month SOFR. All loans are maturing on July 5, 2026.

	Year ended December 31,
	2023	2022	2021
Revenues	$24,474	$26,856	$29,678
Gross profit	4,908	10,784	8,858
Operating loss *)	(30,776)	(49,260)	(32,135)
Net profit (loss) *)	4,988	(76,506)	(46,626)
Share of profit (loss) from unconsolidated joint venture (Based on the waterfall mechanism)	33,448	(39,351)	(18,591)
*) Includes revaluation of investment properties	$(35,402)	$(60,044)	$(40,993)

On July 5, 2023, the 110 William Joint Venture completed a series of transactions, as follows:

Debt and Equity Restructuring

The 110 William Joint Venture is governed by an amended and restated limited liability company agreement, dated July 5, 2023. The Company exercises joint control over the operations, financial policies, and decision-making with respect to the 110 William Joint Venture. Significant decisions that may impact the 110 William Joint Venture, its subsidiaries, or its assets, require both partners in which the Company and one other institutional investor each has representatives.
On July 5, 2023, the 110 William Joint Venture also entered into debt and equity restructuring agreements (the “Restructuring Agreements”) and as a result, the Company acquired the 40% common interest from the previous joint venture partner in exchange for contingent consideration. The Company committed to funding up to $105.0 million (the “Capital Commitments”) to the 110 William Joint Venture in exchange for 77.5% of preferred interest. During the year ended December 31, 2023, the Company made capital contributions in the 110 William Joint Venture of $31.4 million, of which $28.3 million funded the Capital Commitments and as of December 31, 2023, $76.7 million remains to be funded. Additionally, the Company, through an indirect subsidiary, entered into various guarantee agreements as part of the Restructuring Agreements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Cont.)

In connection with the Restructuring Agreements, certain of the 110 William Joint Venture obligations, in the form of mezzanine debt with an unrelated party, were exchanged for preferred interest by and between the unrelated party and the 110 William Joint Venture. The carrying value of the debt was $89.0 million, which was exchanged in a non-cash transaction for 22.5% of preferred interest. This resulted in a gain on the extinguishment of debt of $71.6 million recognized at the time of exchange as calculated using discounted cash flows at a market interest rate. Although the Company is typically entitled to proportionate profit participation interests, the Company realized 100% of the gain on the extinguishment of debt due to the absence of another investor benefiting from the exchange. Therefore, the Company was the only entity with any financial interest in the realization of the gain on the extinguishment of debt.

As part of the Restructuring Agreements, the 110 William Joint Venture obtained access to future funding for specified tenant improvements once it meets certain conditions. The funding facility is not affiliated with the Company or the Advisor and there can be no guarantee the 110 William Joint Venture will access the funding facility.

Property Leasing

An engagement in a lease agreement was closed with a municipal entity of New York City (the “Tenant") for the lease of approximately 640.7 thousand square feet in the property of 110 William Joint Venture (out of a total of approximately 928.2 thousand square feet). The Tenant is expected to enter into the property gradually, in three stages (each including approximately 200 thousand square feet). The three stages shall be completed within approximately 26 months after entering into the lease agreement.

The annual rental fees, on a monthly basis, are approximately $44 per square foot (approximately $28 million per year), which shall be increase by approximately $4 per square foot every 5 years during the lease period. The lease period is for 20 years, and the Tenant also has the option of extending the lease period by two additional periods of 5 years each.

Previous Equity Partner

In light of engaging in the aforesaid agreements, and given the fact that the Company's previous 40% ownership partner in the 110 William Joint Venture had notified that it is unable to participate in the cost of the leasehold improvements in regards to the lease with the Tenant, an agreement for the sale of the entire holdings of said partner to the Company was closed in consideration of 10% of the future gains generated by the Company from distributions in the 110 William Joint Venture and/or the sale thereof. The payment of said consideration is contingent upon the Company completing an IRR of at least 17% compared to its investment in the 110 William Joint Venture and upon having an equity multiplier of at least 2.0.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Cont.)

353 Sacramento Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of 353 Sacramento Street, Pacific Oak SOR Acquisition XXIX, LLC (100%) (in thousands):

	December 31
	2023	2022
Current assets	$12,552	$19,123
Non-current assets (investment property) (1)	98,800	233,400
Current liabilities (1)	113,157	2,318
Non-current liabilities (1)	1,662	112,256

(Deficit) equity	(3,467)	137,949

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$—	$77,147
_____________________
(1)    As of December 31, 2023 and 2022, current and non-current liabilities, respectively, include a first mortgage loan of $89.6 million, bearing interest at a floating rate of 270 basis points over one-month SOFR and a mezzanine loan of $22.4 million, bearing interest at a floating rate of 845 basis points over one-month SOFR. The loans have a maturity date of December 1, 2024. During the year ended December 31, 2023, the investment property value fell below the liabilities as a result of a change in fair value.

	Year ended December 31,
	2023	2022	2021
Revenues	$12,102	$15,156	$21,049
Gross profit	4,896	4,127	9,046
Operating (loss) profit *)	(130,218)	(8,475)	7,404
Net (loss) profit *)	(140,272)	(13,978)	3,214
Share of (loss) from unconsolidated joint venture (Based on the waterfall mechanism)	(75,929)	(8,146)	2,030
*) Includes revaluation of investment properties	$(134,537)	$(12,614)	$(1,642)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund I, LLC (100%) (in thousands):

	December 31
	2023	2022
Current assets	$3,123	$4,345
Non-current assets (investment property)	125,691	135,119
Current liabilities	1,626	2,101
Non-current liabilities	51,065	48,514

Equity	76,417	88,849

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$36,068	$36,765

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Cont.)

	Year ended December 31,
	2023	2022	2021
Revenues	$7,744	$5,352	$2,088
Gross profit	6,776	1,662	754
Operating (loss) profit *)	(5,050)	23,524	(1,839)
Net (loss) profit *)	(7,162)	23,524	(1,836)
Share of (loss) profit from unconsolidated joint venture (Based on the waterfall mechanism)	(706)	9,551	(761)
*) Includes revaluation of investment properties	$(7,587)	$28,560	$—

The Company does not attach the financial statements related to the investment in unconsolidated joint ventures, as the reports do not add more information to the contained above.

NOTE 13:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM.

The Company recognizes three reporting segments for the years ended December 31, 2023, 2022 and 2021 and consists of strategic opportunistic properties, residential homes and hotel.

The selected financial information for the reporting segments for the years ended December 31, 2023, 2022 and 2021 is as follows (in thousands):

	Year ended December 31, 2023
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$97,743	$38,637	$9,153	$145,533
Gross profit	$41,438	$16,283	$2,208	$59,929
Finance expenses, net	$55,590	$10,279	$2,347	$68,216

	Year ended December 31, 2022
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$96,964	$30,156	$30,749	$157,869
Gross profit	$45,543	$13,543	$11,497	$70,583
Finance expenses, net	$35,847	$8,955	$4,451	$49,253

	Year ended December 31, 2021
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$106,645	$22,652	$30,806	$160,103
Gross profit	$51,876	$10,820	$9,816	$72,512
Finance expenses, net	$28,934	$6,544	$5,944	$41,422

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:    SEGMENT INFORMATION (Cont.)

The selected financial information for the three reporting segments as of December 31, 2023 and 2022 is as follows (in thousands):

	December 31, 2023
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Investment properties	$1,087,376	$406,211	$—	$1,493,587
Property plant and equipment - hotel, net	$—	$—	$40,634	$40,634
Total assets	$1,407,870	$436,394	$48,847	$1,893,111
Total liabilities	$879,854	$203,410	$26,957	$1,110,221

	December 31, 2022
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Investment properties	$1,264,526	$435,437	$—	$1,699,963
Property plant and equipment - hotel, net	$—	$—	$41,697	$41,697
Total assets	$1,636,842	$448,210	$47,416	$2,132,468
Total liabilities	$885,342	$214,884	$26,290	$1,126,516

NOTE 14:    COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor and its affiliates (refer to Note 11) for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that the Advisor and its affiliates are unable to provide these services, the Company will be required to obtain such services from other sources.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2023. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company's results of profit or loss or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.
NOTE 14:    COMMITMENTS AND CONTINGENCIES (Cont.)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Guarantee Agreements

As of December 31, 2023 and as part of the Restructuring Agreements, the Company, through an indirect wholly owned subsidiary, became the guarantor for certain guarantees related to the 110 William Joint Venture, including guaranteeing: all debt servicing costs and timely debt payments, completion for the construction and development of tenant improvement work, funding related to the Capital Commitments, and recourse obligations. The related debt has an initial maturity of July 5, 2026 and guarantee amounts are due upon occurrence of any one triggering event.

As of December 31, 2023 and as part of guarantee agreements on mortgage loans, the Company, the Company, through an indirect wholly owned subsidiary, guaranteed the payment of $22.8 million. The Company would be required to make guaranteed payments in the event that the Company turns the properties over to the lenders.

NOTE 15:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series B Bond Payment

On January 31, 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels (approximately $106.6 million as of January 31, 2024) in connection with the Company’s Series B Bonds. Subsequent to the first installment payment, two additional Series B Bond installments remain, each, due on January 31, 2025 and 2026, respectively.

Eight & Nine Corporate Centre Loan

On January 12, 2024, the Company obtained an interest-only mortgage loan with a maximum principal amount of $23.5 million, of which $20.0 million was funded at the time of closing. The loan is secured by the Eight & Nine Corporate Centre office complex, has a contractual interest rate of the greater of 8.90% or a floating rate of 490 basis points over the one-month SOFR rate, has an initial maturity date of February 9, 2026 and three one-year extension options.

Park Highlands Land

On March 10, 2024, the Company, through indirect wholly owned subsidiaries, entered into a purchase and sale agreement for the sale of Park Highlands undeveloped land for gross sale proceeds of approximately $195.0 million, before net closing costs, credits and taxes. A portion of the acres to be sold are pledged as collateral for an offering of Series C Bonds. There can be no assurance that the Company will complete the sale. The purchaser is not affiliated with the Company or the Advisor.

Sale of Financial Assets

Subsequent to December 31, 2023, the Company sold a partial interest in one of the Company’s investment in real estate equity securities for gross sale proceeds of approximately $13.0 million.

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